SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K





         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




   Date of Report (date of event reported):  January 28, 1998.



                HEADWAY CORPORATE RESOURCES, INC.
     (Exact name of registrant as specified in its charter)


                 Commission File Number: 0-23170

               DELAWARE                        75-2134871
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


     850 Third Avenue, 11th Floor
             New York, NY                         10022
   (Address of principal executive             (Zip Code)
               offices)


         Registrant's Telephone Number:  (212) 508-3560


                         NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)

                      ITEM 5.  OTHER EVENTS

On January 28, 1998, Headway Corporate Resources, Inc. ("Company"), entered into commitment letters for $110,000,000 of proposed new financing. The new financing will include a $75,000,000 Senior Credit Facility and $35,000,000 of junior financing. The Company has signed an engagement letter with NationsBank N.A., to act as Agent for the Senior Credit Facility, to be syndicated on a best efforts basis. The Company has received commitments for all of the junior capital, which will consist of $11,666,667 of Senior Subordinated Notes and $23,333,333 of Convertible Preferred Stock. The Company will use the new capital to refinance existing debt, make additional acquisitions, and for general corporate purposes. The Company expects to close the financing by March 12, 1998. The commitments received by the Company are subject to customary conditions, including the satisfactory completion of due diligence on the Company and negotiation and execution of definitive documentation.

When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934 regarding events, conditions, and other matters that may affect the Company's future plans of operations, business strategy, operating results, and financial position. Investors are cautioned that any forward-looking statements are not guaranties of future events or performance and are subject to risks and uncertainties, and that actual events may differ materially from those included within the forward-looking statements as a result of various factors, including, but not limited to, the conditions described above pertaining to completion of due diligence on the Company and negotiation and execution of definitive documentation for the proposed financing.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HEADWAY CORPORATE RESOURCES, INC.

DATED:  February 10, 1998          By: /s/ Barry S. Roseman
                                       President